UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007

INNOVA ROBOTICS & AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15870 Pine Ridge Road, Fort Myers, Florida 33908
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 10, 2007, Kenneth D. Vanden Berg resigned as an executive officer of Innova Robotics & Automation, Inc. (the “Company”). In addition, Mr. Vanden Berg’s employment agreement has been terminated effective immediately. In accordance with Mr. Vanden Berg’s employment agreement, the Company owes no further fees or salary. Mr. Vanden Berg’s resignation is a result of his failure to disclose the commission of a criminal offense regarding the violation of federal bulk cash transfer statutes which occurred in 2002, prior to his employment with the Company. In accordance with the Company’s hiring policies, a background check was conducted on Mr. Vanden Berg prior to his employment and no records relating to this or any other similar matter were found. The existence of this offense and conviction was not disclosed by Mr. Vanden Berg to management or the Board of Directors of the Company. Management of the Company became aware of this infraction on September 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA ROBOTICS & AUTOMATION, INC.

Date: September 14, 2007	By:	/s/ Eugene V. Gartlan
Eugene V. Gartlan
Chief Executive Officer